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Exhibit 99.2

                        AMENDMENT TO EMPLOYMENT AGREEMENT

         This Amendment to Employment Agreement (this "AMENDMENT"), dated as of April 2, 2003, is made and entered into among eResource Capital Group, Inc., a Delaware Corporation ("COMPANY") and Melinda Morris Zanoni, an individual resident of the State of North Carolina ("EXECUTIVE").

                              W I T N E S S E T H:

         WHEREAS, Company and Executive entered into that certain Employment Agreement (the "AGREEMENT") dated as of November 7, 2002;

         WHEREAS, the Agreement provided for the extension of a Line of Credit from the Company to the Executive in order to pay taxes resulting from stock ownership in the Company (the "LOC");

         WHEREAS, the LOC has never been borrowed against by Executive; and

         WHEREAS, COMPANY AND EXECUTIVE HAVE AGREED TO AMEND THE AGREEMENT IN ORDER TO DELETE THE PROVISION REGARDING THE LOC.

         NOW, THEREFORE, in consideration of the agreement contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and Executive, intending to be legally bound, hereby agree as follows.

1. DELETION OF SECTION 1.8. Section 1.8 of the Agreement entitled "Line of Credit" shall be deleted in its entirety.

2. GENERAL. The Agreement and this Amendment constitute the entire understanding and agreement between Executive and Company with respect to the subject matter hereof and supersede all prior understandings and agreements between any of the parties with respect thereto, whether oral or written, express or implied. Except as amended herein, the Agreement shall remain unchanged and in full force and effect and the Company and Executive hereby ratify, approve and confirm same in all respects. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the conflict of laws provisions thereof.

         IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date set forth above.

COMPANY:                                               EXECUTIVE:

eRESOURCE CAPITAL GROUP, INC.

By:___________________________________                 _________________________
   Michael D. Pruitt                                   MELINDA MORRIS ZANONI
   Its: President